EXHIBIT 10.6

PREFERRED STOCK PURCHASE AGREEMENT

THIS PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as the 23rd day of February, 2013, is entered into by and between RUBICON FINANCIAL INCORPORATED, a Nevada corporation, with headquarters located at 18872 MacArthur Boulevard, First Floor, Irvine, California  92612 (the “Company”), and Kathleen McPherson (the “Buyer”).

WITNESSETH:

WHEREAS, the Company and the Buyer is executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and Section 4(2) of the 1933 Act; and

WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, $426,000.00 of Series B Convertible preferred stock, $0.001 par value, of the Company (the “Preferred Stock”), which will be convertible into shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), upon the terms and subject to the conditions of such Preferred Stock, and subject to acceptance of this Agreement by the Company.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           AGREEMENT TO PURCHASE; PURCHASE PRICE.

a.           Purchase.

(i) The Buyer hereby agrees to purchase from the Company $426,000.00 of the Preferred Stock, having the terms and conditions and being in the form attached hereto as Exhibit A.

(ii) Subject to the terms and conditions of this Agreement, the Buyer will purchase the Preferred Stock at a Closing (the “Closing”) held on the Closing Date (as defined below).

(iii) The purchase price to be paid by the Buyer shall be $1.00 per share of Preferred Stock and shall be payable in United States Dollars.

(iv) The Preferred Stock shall not be available for conversion prior to twelve (12) months from the Closing Date.

b.           Certain Definitions.  As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

(i)
“Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

(ii)	“Certificates” means the relevant Preferred Stock duly executed on behalf of the Company and issued in the name of the respective Buyer.

(iii)	“Closing Date” means the date of the Closing.

(iv)	“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Preferred Stock.

(v)	“Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

(vi)	“Purchase Price” means the purchase price for the Preferred Stock.

(vii)	“SEC Documents” shall mean, as of a particular date, any documents, forms or materials the Company has filed with the SEC prior to the date of this Agreement.

(viii)	“Securities” means the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock.

(ix)	“Shares” means the shares of Common Stock representing any or all of the Conversion Shares.

c.           Form of Payment; Delivery of Certificates.

(i) The Buyer shall pay the Purchase Price for the Preferred Stock by delivering immediately available good funds in United States Dollars to the Company at the Closing on the Closing Date, subject to the payment of fees and expenses as provided in Section 12(a) and 12(b).

(ii) Upon payment by the Buyer to the Company of the Purchase Price, the Company shall deliver the Certificate to the Buyer within thirty (30) business days.

d.           Method of Payment.  Payment to the Company of the Purchase Price shall be made at the Closing by certified funds, or other form of payment acceptable to the Company.

2.            BUYER’S REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

a. Without limiting any Buyer’s right to sell the Common Stock pursuant to the conversion of the Preferred Stock, the Buyer is purchasing the Preferred Stock and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b. The Buyer confirms that (i) (either alone, or with her advisor, if any) she has carefully reviewed the risks of, and other considerations relating to, investment in the Company and (either alone, or with her advisor, if any) possesses the knowledge and experience in financial and business matters generally, and in illiquid investments in particular, to be capable of evaluating the merits and risks (including, without limitation, the economic and tax risks) of an investment in the Company and of making an informed investment decision; (ii) she has the financial means to make and pay for her subscription and can bear the risk of loss of her entire investment; and (iii) she had individual income in excess of U.S.$200,000, or joint income with her spouse in excess of U.S.$300,000, in each of the calendar years 2011 and 2012 and reasonably expects to have individual income in excess of U.S.$200,000, or joint income in excess of U.S.$300,000, in the calendar year 2013, or has individual net worth in excess of U.S.$1,000,000 (excluding the value of Buyer’s primary residence and the related amount of indebtedness secured by the primary residence up to its fair market value).

c. The Buyer understands that the Preferred Stock has not been and will not be registered under the 1933 Act or under the securities or “blue sky” laws of any state or any jurisdiction outside the United States and, therefore, cannot be resold unless they are registered under the 1933 Act (and, in some cases, under state securities or “blue sky” laws or the laws of other jurisdictions) or an exemption from registration is available and that she will have no right to require registration of the Preferred Stock.

d. All subsequent offers and sales of the Preferred Stock and the Shares by Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

e. Buyer understands that the Preferred Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Stock.

f. The Buyer reviewed the SEC Documents and has conducted her own independent analysis of the prospective operations and assets of the Company and investment in the Securities.  The Buyer has relied solely upon the such independent investigations made by the Buyer in making a decision to purchase the Securities and has not received from the Company, officers thereof, or any other person or entity acting on behalf of the Company any representations or warranties that are inconsistent with the SEC Documents.

g. The Buyer understands that its investment in the Securities involves a high degree of risk that the Buyer will lose all or part of its investment.

h. The Buyer confirms that she has adequate means of providing for contingencies; the Buyer has no need for liquidity in this investment; and the Buyer can afford the loss of this entire investment.

i. The Buyer confirms that, except for the Preferred Stock in the form attached hereto as Exhibit A, neither the Buyer or her advisors, if any, has been furnished any offering materials or literature by the Company, its agents, officers, or directors.

j. The Buyer confirms that she has the full right and power to perform pursuant to this Agreement, or is executing this Agreement in a representative or fiduciary capacity, that she has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual for whom she is executing this Agreement, and such individual has full right and power to perform pursuant to this Agreement.

k. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

3.           COMPANY REPRESENTATIONS, ETC.  The Company represents and warrants to the Buyer that:

a. Concerning the Preferred Stock and the Shares.  There are no preemptive rights of any stockholder of the Company to acquire the Preferred Stock or the Shares.

b. Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or condition (financial or otherwise) or results of operation of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).  The Company has registered its Common Stock pursuant to Section 12g of the 1934 Act, and the Common Stock is quoted for trading on the Pink Sheets.

c. Authorized Shares; Common. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.001 per share, of which 15,089,023, which does not include 250,000 shares authorized but unissued, were outstanding on November 13, 2012. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.  The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares.  The Shares have been duly authorized and, when issued upon conversion of the Preferred Stock will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.  At all times, the Issuer shall keep available Common Stock duly authorized for issuance against the Preferred Stock.

d. Authorized Shares; Preferred. The authorized capital stock of the Company currently consists of (i) 9,000,000 shares of blank check preferred stock, par value $0.001 per share, of which no shares were outstanding, and (ii) 1,000,000 shares of Series A Preferred Stock, par value $0.001 par value per share, of which 62,500 shares were issued and outstanding as of the date of this Agreement. The Company has undertaken to file a certificate of designation for the Preferred Stock within thirty (30) days of this Agreement, whereby the Company will authorize 1,000,000 shares of Preferred Stock, par value $0.001 per share. The Company has sufficient authorized and unissued shares of preferred stock as may be necessary to effect the issuance of the Preferred Stock.

e. Stock Purchase Agreement. This Agreement and the transactions contemplated hereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company.  Each of this Agreement and the Preferred Stock, when executed and delivered by the Company, are and will be, valid and binding agreements of the Company, enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

f. Non-contravention. The execution and delivery of this Agreement and Preferred Stock by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a Material Adverse Effect.

g. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

h. SEC Filings. None of the Company’s SEC Documents contained, at the time it was filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading.

i. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company’s SEC Documents) that has not been disclosed to the Buyer that (i) would reasonably be expected to have a Material Adverse Effect, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby, or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in this Agreement.

j. Absence of Litigation. Except as set forth in the Company’s SEC Documents or disclosed to the Buyer, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

k. Absence of Events of Default. Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

l. No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

m. Dilution. The number of Shares issuable upon conversion of the Preferred Stock may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the market price of the Common Stock declines prior to the conversion of the Preferred Stock.  The Company’s executive officers and directors have studied and fully understand the nature of the securities being sold hereby and recognize that they have a potential dilutive effect and further that the conversion of the Preferred Stock and/or sale of the Conversion Shares may have an adverse effect on the market price of the Common Stock.  The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

4.           CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a. Transfer Restrictions. The Buyer acknowledge that (1) the Preferred Stock has not been and is not being registered under the provisions of the 1933 Act and the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold may be sold pursuant to an exemption from such registration; (2) the Preferred Stock is not available for conversion prior to twelve (12) months from the Closing Date; (3) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (4) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

b. Restrictive Legend. The Buyer acknowledge and agree that the Preferred Stock certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THESE SECURITIES (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, THE SECURITIES SHALL NOT BE AVAILABLE FOR CONVERSION PRIOR TO TWELVE (12) MONTHS FROM THE DATE HEREOF.

c. Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer required under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

d. Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield enough shares of Common Stock issuable at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Preferred Stock which have been issued and not yet converted.  If at any time, the Company does not have available an amount of authorized and non-issued Shares necessary to satisfy full Conversion of the then outstanding amount of the Preferred Stock, the Company shall call and hold a special meeting within 60 days of such occurrence, for the sole purpose of increasing the number of shares authorized.  Management of the Company shall recommend to shareholders to vote in favor of increasing the number of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of Common Stock authorized.

5.           TRANSFER AGENT INSTRUCTIONS.

a. Promptly following the purchase by the Buyer of the Preferred Stock in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the respective Buyer or its permitted assigns and in such denominations to be specified by such Buyer in connection with each conversion of the Preferred Stock.  The Company warrants that if the Buyer is not in breach of the representations and warranties contained in this Agreement, no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and applicable law. Nothing in this Section shall affect in any way the Buyer’ obligations and agreement to comply with all applicable securities laws upon resale of the Securities.  If any Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by such Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares or the Warrant Shares, as the case may be, promptly instruct the Company’s transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

b. (i) The Company will permit the Buyer to exercise their rights to convert the Preferred Stock by telecopying or delivering an executed and completed Notice of Conversion to the Company and delivering, within five (5) business days thereafter, the original Preferred Stock being converted to the Company by express courier, with a copy to the transfer agent.

(ii) The term “Conversion Date” means, with respect to any conversion elected by the holder of the Preferred Stock, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is given either via mail or facsimile to or otherwise delivered to the Company in accordance with the provisions hereof so that it is received by the Company on or before such specified date.

(iii) The Company will transmit the certificates representing the Converted Shares issuable upon conversion of any Preferred Stock (together, unless otherwise instructed by the Buyer, with Preferred Stock not being so converted) to the Buyer at the address specified in the Notice of Conversion (which may be the Buyer’s address for notices as contemplated by Section 11 hereof or a different address) via express courier, by electronic transfer or otherwise, within five (5) business days if the address for delivery is in the United States and within seven (7) business days if the address for delivery is outside the United States (such fifth business day or seventh business day, as the case may be, the “Delivery Date”) after (A) the business day on which the Company has received both of the Notice of Conversion (by facsimile or other delivery) and the original Preferred Stock being converted (and if the same are not delivered to the Company on the same date, the date of delivery of the second of such items) or (B) the date an interest payment on the Preferred Stock, which the Company has elected to pay by the issuance of additional Preferred Stock, as contemplated by the Preferred Stock, was due.

c. The Company will authorize its transfer agent to give information to a Buyer or such Buyer’s representative relating to the transfer of the Company’s shares of Common Stock to the Buyer, upon the request of the Buyer or any such representative.  The Company will provide such Buyer with a copy of the authorization so given to the transfer agent.

6.           CLOSING DATE.

a. The Closing Date shall occur on the date which is the first business day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

b. The Closing of the purchase and issuance of Preferred Stock shall occur on the Closing Date at the offices of the Company and shall take place no later than 5:00 P.M., Pacific Standard time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

7.           CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The Buyer understand that the Company’s obligation to sell the Preferred Stock to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon:

a.  The execution and delivery of this Agreement by the Buyer;

b. Delivery by the Buyer to the Company of good funds as payment in full of an amount equal to the Purchase Price for the Preferred Stock in accordance with this Agreement;

c. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

8.           CONDITIONS TO THE BUYER’ OBLIGATION TO PURCHASE.

The Company understands that the Buyer’ obligation to purchase the Preferred Stock on the Closing Date is conditioned upon:

a. The execution and delivery of this Agreement by the Company;

b. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date; and

c. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

9.           GOVERNING LAW; MISCELLANEOUS.

a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the County of Orange, California or the state courts of the State of California sitting in the County of Orange in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.  To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

i. This Agreement may be amended only by the written consent of a majority in interest of the holders of the Preferred Stock and an instrument in writing signed by the Company.

j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

10.           NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

(b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the third business day after mailing by next-day express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days advance written notice similarly given to each of the other parties hereto):

COMPANY:	Rubicon Financial Incorporated
18872 MacArthur Boulevard, First Floor
Irvine, California 92612
Telephone No.: ______________
Telecopier No.: ______________

with copies to:

DeMint Law, PLLC
3753 Howard Hughes Pkwy., Suite 200-314
Las Vegas, Nevada 89169
Telecopier No.: (702) 442-7995

BUYER:                                At the address set forth on the signature page of this Agreement.

11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  The Company’s and the Buyer’ representations and warranties herein shall survive for a period of twelve (12) months after the execution and delivery of this Agreement and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer and the Company as of the date set forth above.

COMPANY:

RUBICON FINANCIAL INCORPORATED

By: /s/ Joseph Mangiapane, Jr.
       Joseph Mangiapane, Jr., CEO/President

BUYER:

/s/ Kathleen McPherson
Kathleen McPherson

Address: 3415 Bangor Place San Diego, CA 92106
Telephone: 949-678-1024
Facsimile: N/A

Exhibit A - FORM OF PREFERRED STOCK

CERTIFICATE OF DESIGNATION
of
SERIES B CONVERTIBLE PREFERRED STOCK
of
RUBICON FINANCIAL INCORPORATED

Establishing the

Voting Powers, Designations, Preferences, Limitations,
Restrictions, and Relative Rights of

Pursuant to NRS 78.195 of the
Laws of the State of Nevada

Rubicon Financial Incorporated, a corporation organized and existing under the laws of the State of Nevada (hereinafter called the “Company”), hereby certifies that the following resolution was adopted by the board of directors of the Company as required by NRS 78.195 at a meeting duly called and held on February 23, 2013;

                RESOLVED, that pursuant to the authority granted to and vested in the board of directors of the Corporation (the “Board”) in accordance with the provisions of the articles of incorporation of the Company, as currently in effect, the Board hereby authorizes a new series of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series B Convertible Preferred Stock:

The number of shares constituting the Series B Convertible Preferred Stock shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Series B Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series B Convertible Preferred Stock.

Section 1.                      DESIGNATION.  The Shares are designated as the Company’s Series B Convertible Preferred Stock (the “Shares”).

Section 2.                      DIVIDEND PROVISIONS. The holders of the Shares will not be entitled to dividends.

Section 3.                      REDEMPTION.

(a)           The Company shall be required to utilize certain amounts of funds it receives from equity or debt financing after the date of issuance of shares of Preferred Stock to redeem the shares in accordance with the following: (i) the Company shall utilize 100% of funds received from the issuance and sale of shares of Series A preferred stock to redeem the shares of Preferred Stock; (ii) the Company will not be required to redeem any shares of Preferred stock for financings up to $500,000 in the aggregate; (iii) the Company shall utilize a minimum of 10% of the funds received to redeem the shares of Preferred Stock from financings from $500,001 up to $1,000,000 in the aggregate; and (iv) the Company shall utilize a minimum of 25% of the funds received to redeem the shares of Preferred Stock for financings in excess of $1,000,001 in the aggregate. The Company may choose to redeem the shares of Preferred Stock from time to time after the date of issuance (each a “Redemption Date”), in whole or in part, by paying in cash in exchange for the shares of Preferred Stock to be redeemed a sum equal to $1.00 per Share of Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared or accumulated but unpaid dividends on such shares (the "Redemption Price"). Any redemption effected pursuant to this subsection (3)(a) shall be made on a pro rata basis among the holders of the Preferred Stock in proportion to the number of shares of Preferred Stock then held by them. Notwithstanding anything set forth above, the Board may redeem any outstanding Shares of Preferred Stock from time to time in its sole discretion in accordance with this Section 3.

(b)           Subject to the rights of series of preferred stock which may from time to time come into existence, at least two (2) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in subsection (3)(c) on or after the Redemption Date, each holder of Preferred Stock to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(c)           From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of Shares of Preferred Stock designated for redemption in the Redemption Notice as holders of Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of preferred stock which may from time to time come into existence, if the funds of the corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Preferred Stock. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of preferred stock which may from time to time come into existence, at any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

Section 4.                      CONVERSION. Following the expiration of twelve months from the date of issuance, the holders of the Shares shall have conversion rights as follows (the “Conversion Rights”):

(a)           Right to Convert. Each Share shall be convertible into shares of the Company’s Common Stock at a price per share of $0.20 (the “Conversion Price”) (i.e. every 1 Share converts to 5 shares of Common Stock), at the option of the holder thereof, at any time following the date of issuance of such Share and on or prior to the fifth (5th) day prior to the Redemption Date, if any, as may have been fixed in any Redemption Notice with respect to the Shares, at the office of this Company or any transfer agent for such stock.

(b)           Mechanics of Conversion. Before any holder of Shares shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Company or of any transfer agent for the Shares, and shall give written notice to this Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c)           No Impairment. This Company will not, by amendment of its Certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Company, but will at all times in good faith assist in the carrying out of all the provisions of this section and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Shares against impairment.

(d)           Reservation of Stock Issuable Upon Conversion. This Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Shares; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Shares, in addition to such other remedies as shall be available to the holder of such Shares, this Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Company’s Certificate of incorporation.

(e)           Notice. Any notice required by the provisions of this section to be given to the holders of Shares shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Company.

Section 5.                      LIQUIDATION PREFERENCE.

(a)           In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, subject to the rights of series of preferred stock that may from time to time come into existence, the holders of Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $1.00 for each outstanding Share and (ii) an amount equal to 12% of such amount for each 12 months that has passed since the date of issuance of any Shares plus any accrued or declared but unpaid dividends on such Share (such amount (of declared but unpaid dividends) being referred to herein as the “Premium”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of preferred stock that may from time to time come into existence, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Shares in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b)           Upon the completion of the distribution required by subparagraph (a) above and any other distribution that may be required with respect to series of preferred stock that may from time to time come into existence, the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of Shares and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Shares).

(i)                For purposes of this provision, a liquidation, dissolution or winding up of this Company shall be deemed to be occasioned by, or to include, (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (B) a sale of all or substantially all of the assets of the Company; unless the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

(ii)           In any of such events, if the consideration received by the Company is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A)           Securities not subject to investment letter or other similar restrictions on free marketability (covered by (B) below):

(1)           If traded on a securities exchange (NASDAQ, AMEX, NYSE, etc.), the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

(2)           If traded on a quotation system, such as the Over-the-Counter Bulletin Board or Pink Sheets, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

(3)           If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Company and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

(B)           The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Company and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

(iii)           In the event the requirements of this provision are not complied with, this Company shall forthwith either:

(A)           cause such closing to be postponed until such time as the requirements of this provision have been complied with; or

(B)           cancel such transaction, in which event the rights, preferences and privileges of the holders of the Shares shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 3(c)(iv) hereof.

(iv)           The Company shall give each holder of record of Shares written notice of such impending transaction not later than ten (10) days prior to the shareholders’ meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Shares that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Shares.

Section 6.                      VOTING RIGHTS. Holders of the Shares shall be entitled to cast ten (10) votes for each Share held on all matters presented to the stockholders of the Corporation for stockholder vote which shall vote along with holders of the Corporation’s Common Stock on such matters.

Section 7.                      PROTECTIVE PROVISIONS. So long as any Shares are outstanding, this Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of Shares which is entitled, other than solely by law, to vote with respect to the matter, and which Shares represents at least a majority of the voting power of the then outstanding Shares:

(a)           sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of;

(b)           alter or change the rights, preferences or privileges of the Shares so as to affect adversely the Shares;

(c)           increase or decrease (other than by redemption or conversion) the total number of authorized shares of preferred stock;

(d)           authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security (i) having a preference over, or being on a parity with, the Shares with respect to dividends or upon liquidation, or (ii) having rights similar to any of the rights of the Preferred Stock;

(e) issue any cash dividend to the holders of its Common Stock, without the full prior redemption of all outstanding Shares of Preferred stock; or

(f)  amend the Company’s Articles of Incorporation or bylaws.

In WITNESS WHEREOF, the undersigned hereby declares and certifies that this Certificate of Designation is executed on behalf of the Company as of this 23rd day of February, 2013.

Company:
Rubicon Financial Incorporated

By: _________________________
      Joseph Mangiapane, Jr., CEO